EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62676) pertaining to the Westcorp 2001 Stock Option Plan our report dated June 13, 2003 with respect to the financial statements and supplemental schedule of the Westcorp Employee Stock Ownership and Salary Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California
June 25, 2003